                                                                   EXHIBIT 25.11
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                            -------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
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               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
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                            THE CHASE MANHATTAN BANK
               (Exact name of trustee as specified in its charter)

NEW YORK                                                              13-4994650
(State of incorporation                                         (I.R.S. employer
if not a national bank)                                      identification No.)

270 PARK AVENUE
NEW YORK, NEW YORK                                                         10017
(Address of principal executive offices)                              (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                               Tel: (212) 270-2611
            (Name, address and telephone number of agent for service)
                  ---------------------------------------------
                             PAINE WEBBER GROUP INC.
               (Exact name of obligor as specified in its charter)

DELAWARE                                                              13-2760086
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                               identification No.)

1285 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK                                                        10019
(Address of principal executive offices)                             (Zip Code)

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                      PREFERRED TRUST SECURITIES GUARANTEE
                             (PWG CAPITAL TRUST IV)
                       (Title of the indenture securities)
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                                 GENERAL

Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

              New York State Banking Department, State House, Albany, New York 12110.

              Board of Governors of the Federal Reserve System, Washington, D.C., 20551

              Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

              Federal Deposit Insurance Corporation, Washington, D.C., 20429.


         (b)  Whether it is authorized to exercise corporate trust powers.

              Yes.


Item 2.  Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

Item 16.   List of Exhibits

           List below all exhibits filed as a part of this Statement of Eligibility.

           1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

           2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank.)

           3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

           4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

           5. Not applicable.

           6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank.)

           7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority. (On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank.)

           8.  Not applicable.

           9.  Not applicable.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 30TH day of SEPTEMBER, 1996.

                                                 THE CHASE MANHATTAN BANK

                                                    By /s/L. O'Brien
                                                       -------------------------
                                                       L. O'Brien
                                                       Senior Trust Officer

                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                                  Chemical Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

              at the close of business June 30, 1996, in accordance
          with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                                         DOLLAR AMOUNTS
                     ASSETS                                                               IN MILLIONS

Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin ...................................................                 $  4,167
     Interest-bearing balances............................................                    5,094
Securities:
Held to maturity securities...............................................                    3,367
Available for sale securities.............................................                   27,786
Federal Funds sold and securities purchased under
     agreements to resell in domestic offices of the
     bank and of its Edge and Agreement subsidiaries,
     and in IBF's:
     Federal funds sold ..................................................                    7,204
     Securities purchased under agreements to resell......................                      136
Loans and lease financing receivables:
     Loans and leases, net of unearned income.............................   $ 67,215
     Less: Allowance for loan and lease losses............................      1,768
     Less: Allocated transfer risk reserve................................         75
                                                                             --------
     Loans and leases, net of unearned income,
     allowance, and reserve...............................................                   65,372
Trading Assets............................................................                   28,610
Premises and fixed assets (including capitalized
leases)...................................................................                    1,326
Other real estate owned...................................................                       26
Investments in unconsolidated subsidiaries and
     associated companies.................................................                       68
Customer's liability to this bank on acceptances
     outstanding..........................................................                      995
Intangible assets.........................................................                      309
Other assets..............................................................                    6,993

TOTAL ASSETS..............................................................                 $151,453
                                                                                           ========

                                   LIABILITIES

Deposits
     In domestic offices ....................................................                                      $ 46,917
     Noninterest-bearing ....................................................         $ 16,711
     Interest-bearing .......................................................           30,206
     In foreign offices, Edge and Agreement subsidiaries,                             --------
     and IBF's ..............................................................           31,577
          Noninterest-bearing ...............................................         $  2,197
     Interest-bearing .......................................................           29,380
                                                                                      --------
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and
     of its Edge and Agreement subsidiaries, and in IBF's
     Federal funds purchased ................................................                                        12,155
     Securities sold under agreements to repurchase .........................                                         8,536
Demand notes issued to the U.S. Treasury ....................................                                         1,000
Trading liabilities..........................................................                                        20,914
Other Borrowed money:
     With a remaining maturity of one year or less ..........................                                        10,018
With a remaining maturity of more than one year .............................                                           192
Mortgage indebtedness and obligations under capitalized
     leases..................................................................                                            12
Bank's liability on acceptances executed and outstanding ....................                                         1,001
Subordinated notes and debentures ...........................................                                         3,411
Other liabilities............................................................                                         8,091

TOTAL LIABILITIES                                                                                                   143,824
                                                                                                                   --------

                                 EQUITY CAPITAL

Common stock.................................................................                                           620
Surplus......................................................................                                         4,664
Undivided profits and capital reserves ......................................                                         2,970
Net unrealized holding gains (Losses) on available-for-sale securities ......                                          (633)
Cumulative foreign currency translation adjustments .........................                                             8

TOTAL EQUITY CAPITAL ........................................................                                         7,629
                                                                                                                   --------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
     STOCK AND EQUITY CAPITAL ...............................................                                      $151,453
                                                                                                                   ========

I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
                               JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                    WALTER V. SHIPLEY       )
                                    EDWARD D. MILLER        )DIRECTORS
                                    THOMAS G. LABRECQUE     )